Exhibit 3.4

Execution Version

AMENDING AGREEMENT NO. 1

THIS AMENDING AGREEMENT NO. 1 (this “Amending Agreement”) is made as of March 31, 2022.

WHEREAS:

A.         Reference is made to the second amended and restated senior secured credit agreement (the “Credit Agreement”) dated as of October 26, 2021 between, inter alios, Tucows.com Co., Tucows (Delaware) Inc., Ting Inc., Ting Fiber, Inc., Tucows (Emerald), LLC, as borrowers (collectively, the “Borrowers” and each a “Borrower”), Tucows Inc., as parent (the “Parent”), Royal Bank of Canada, as administrative agent (the “Agent”), and the financial institutions party thereto, as lenders (the “Lenders”).

B.         The Borrowers, the Parent, the Agent and the Lenders wish to amend the Credit Agreement by amending the definition of “EBITDA” as provided herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained in this Amending Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1         Defined Terms. In this Amending Agreement, unless something in the subject matter or context is inconsistent:

(a)         terms defined in the description of the parties or in the recitals have the respective meanings given to them in the description or recitals, as applicable; and

(b)         all other capitalized terms have the respective meanings given to them in the Credit Agreement as amended by Article Two of this Amending Agreement (collectively, the “Amended Credit Agreement”).

1.2         Headings. The headings of the Articles and Sections of this Amending Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Amending Agreement.

1.3         References. All references to Articles, Sections, Exhibits and Schedules, unless otherwise specified, are to Articles, Sections, Exhibits and Schedules of the Credit Agreement.

RBC/Tucows Credit Agreement Amending Agreement No. 1

ARTICLE 2

AMENDMENTS

2.1         Amendments. The parties hereto acknowledge and agree that the definition of “EBITDA” is amended effective as of the date of this Amending Agreement by deleting the current definition in its entirety and replacing it with the following new definition:

“EBITDA” means, in respect of any fiscal period, without duplication (A) the consolidated net income of the Parent in such fiscal period determined without including or deducting (i) unrealized gains or losses arising from hedging agreements and other foreign currency transactions; (ii) gains or losses arising from or in connection with any sale or other disposition of assets outside the ordinary course of business; or (iii) gains or losses arising from or in connection with any revaluation of assets, or accretion of contingent consideration; plus (B) the following amounts (to the extent such accounts were deducted in determining such consolidated net income): Interest, income taxes, capital taxes, depreciation, amortization, stock based compensation, non-cash charges relating to the impairment of goodwill and other intangible assets and any other non-cash expenses and extraordinary, unusual or non-recurring expenses or acquisition and transaction costs approved in writing by the Majority Lenders in their discretion (but specifically including non-recurring professional fees and expenses relating to the establishment or restructuring of the Facilities); all determined in accordance with GAAP.”

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1         Confirmation of Representations. The Parent and each Borrower represents and warrants that, as at the date of this Amending Agreement and assuming that the amendments made to the Credit Agreement by this Amending Agreement have become effective:

(a)         this Amending Agreement has been duly authorized, executed and delivered by each of the signatory Loan Parties;

(b)         the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditor’s rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c)         no Default or Event of Default has occurred and is continuing; and

(d)         the representations and warranties contained in Article 8 of the Credit Agreement are true and correct in all material respect as if made on the date hereof, except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

RBC/Tucows Credit Agreement Amending Agreement No. 1

ARTICLE 4
CONDITIONS

4.1         Conditions Precedent. This Amending Agreement shall become effective on the date upon which there has been receipt by the Agent of a counterpart of this Amending Agreement executed by each party hereto and payment by the Parent of an amending fee equal to U.S.$5,000 per Lender that has executed this Amending Agreement (such fee to be paid to the Agent for the rateable account of and disbursement to each such Lender).

ARTICLE 5
GENERAL

5.1         Confirmation. Except as specifically stated herein, Credit Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof. In particular but without limitation the Parent, the Borrowers and each of the Guarantors hereby acknowledge and agree that:

(a)         the Guaranties and the Security provided by it in favour of the Agent and the Secured Parties continues in full force and effect notwithstanding the execution and delivery of this Amending Agreement and the amendments to the Credit Agreement effected hereby;

(b)         such guarantees and indemnities extend to the indebtedness, liabilities and obligations of the Borrowers under the Amended Credit Agreement; and

(c)         the secured liabilities described in the Security include indebtedness, liabilities and obligations arising under or in relation to the Amended Credit Agreement, and the Liens granted thereunder extend thereto.

5.2         Interpretation. All references to the “this Agreement” or the “Credit Agreement” and all similar references in any of the other Loan Documents shall hereafter include, mean and be a reference to the Amended Credit Agreement without any requirement to amend such Loan Documents. This Amending Agreement shall constitute a “Loan Document” under, and as defined in, the Credit Agreement.

5.3         Binding Nature. This Amending Agreement shall enure to the benefit of and be binding upon the Borrowers, the Parent, the Agent and the Lenders and their respective successors and permitted assigns.

5.4         Severability. Any provision of this Amending Agreement which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Amending Agreement, all without affecting the remaining provisions of this Amending Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

5.5       Conflicts. If, after the date of this Amending Agreement, any provision of this Amending Agreement is inconsistent with any provision of the Credit Agreement, the relevant provision of this Amending Agreement shall prevail.

RBC/Tucows Credit Agreement Amending Agreement No. 1

5.6         Governing Law. This Amending Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

5.7         Counterpart and Facsimile. This Amending Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page to this Amending Agreement by any party by facsimile or other form of electronic transmission shall be as effective as delivery of a manually executed copy of this Amending Agreement by such party.

[signatures on the following pages]

RBC/Tucows Credit Agreement Amending Agreement No. 1

IN WITNESS WHEREOF the undersigned has caused this Amending Agreement to be duly executed as of the date set out on the first page.

ROYAL BANK OF CANADA, as Agent

By:

Name:
Title:

ROYAL BANK OF CANADA, as Lender, Swingline Lender and Fronting Letter of Credit Lender

By:

Name:
Title:

By:

Name:
Title:

BANK OF MONTREAL, as Lender

By:

Name:
Title:

By:

Name:
Title:

Signature Page	RBC/Tucows Credit Agreement Amending Agreement No. 1

ROYAL BANK OF CANADA, as Lender,

Swingline Lender and Fronting Letter of

Credit Lender

By:

Name:      Brad Clarkson

Title:        Director, Corporate Client

                 Group, Mid-Market Leveraged

                 and Infrastructure Finance

By:

Name:
Title:

Confidential

IN WITNESS WHEREOF the undersigned has caused this Amending Agreement to be duly executed as of the date set out on the first page.

ROYAL BANK OF CANADA, as Agent

By:

Name:

Title:

ROYAL BANK OF CANADA, as Lender,
Swingline Lender and Fronting Letter of
Credit Lender

By:

Name:

Title:

By:

Name:

Title:

BANK OF MONTREAL, as Lender

By:

Name: Daniel Pichini

   Title: Director, Corporate Finance

By:

Name:

Title:

Signature Page	RBC/Tucows Credit Agreement Amending Agreement No. 1

THE BANK OF NOVA SCOTIA, as Agent

By:
Name: Agnes Podbielski
Title: Director